PRESS RELEASE

	Contact:	Fred G. Kowal President and Chief Operating Officer (973) 748-3600
American Bancorp of New Jersey, Inc. American Bank of New Jersey 365 Broad Street Bloomfield, NJ 07003-2798 NASDAQ National Market "ABNJ"		For Immediate Release August 23, 2006

AMERICAN BANCORP OF NEW JERSEY, INC. ANNOUNCES
COMPLETION OF STOCK REPURCHASE

Bloomfield, New Jersey - August 23, 2006 - American Bancorp of New Jersey, Inc. (NASDAQ: ABNJ) (the "Company"), the holding company of American Bank of New Jersey (the "Bank"), announced the completion of its repurchase of 358,484 shares of common stock to fund the restricted stock portion of its 2006 Equity Incentive Plan.

As of June 30, 2006, the Company had consolidated total assets of $509.0 million and stockholders' equity of $128.2 million. The Bank is a federally chartered stock savings bank which conducts business from its main office in Bloomfield, New Jersey and one branch office in Cedar Grove, New Jersey.

The foregoing material contains forward-looking statements concerning our financial condition, results of operations and business. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. We do not undertake, and specifically disclaim, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.